Exhibit 99.14

FINAL DRAFT

Dated                           2014

STANDARD BANK PLC

acting as Issuer

and

GREEN FINANCE PLC

acting as New Issuer

and

THE BANK OF NEW YORK MELLON

acting as Principal Paying Agent

and

ZURICH CANTONALBANK

acting as Swiss Paying Agent

and

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

acting as Registrar

and

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

acting as Trustee

SECOND SUPPLEMENTAL AGENCY AGREEMENT

Ref: L-229708

Linklaters LLP

Table of Contents

Contents		Page
1	Definitions and Interpretation	5
2	Principles of Interpretation	5
3	Headings	5
4	Amendments	5
5	Substitution	7
6	Status of the Agency Agreement	7
7	Contracts (Rights of Third Parties) Act 1999	7
8	Law and Jurisdictions	7
9	Single Agreement	7
10	Counterparts	8

THIS SECOND SUPPLEMENTAL AGENCY AGREEMENT is dated                           2014 and made between:

(1)	STANDARD BANK PLC a public limited company incorporated under the laws of England and Wales, whose registered office is at 20 Gresham Street, London, EC2V 7JE, United Kingdom, as original issuer (the “Issuer”); and

(2)	GREEN FINANCE PLC a public limited company incorporated under the laws of England and Wales, whose registered office is at 6 Andrew Street, London EC4A 3AE, United Kingdom, as new issuer (the “New Issuer”)

(3)	THE BANK OF NEW YORK MELLON a limited company incorporated under the laws of England and Wales, whose registered office is at 1 Canada Square London E14 5AL, United Kingdom as principal paying agent (the “Principal Paying Agent”);

(4)	ZURICH CANTONALBANK a company incorporated under the laws of Switzerland, whose registered office is at Bahnhofstrasse 9, 8001, Zurich, Switzerland, as Swiss paying agent (together with the Principal Paying Agent, the “Paying Agents”);

(5)	THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., a limited company incorporated under the law of Luxembourg, whose registered office is at Vertigo Building-Polaris, 2-4 rue Eugene Ruppert, L-2453 Luxembourg, as registrar (the “Registrar”);

(6)	THE BANK OF NEW YORK MELLON, THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., and ZURICH CANTONALBANK together as transfer agents (the “Transfer Agents”); and

(7)	BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, a limited company incorporated under the laws of England and Wales, whose registered office is at 1 Canada Square London E14 5AL, United Kingdom, as trustee (the “Trustee”).

Whereas

(A)	On 14 February 2007, the Issuer issued U.S.$150,000,000 in aggregate principal amount of 9.750 per cent. Loan Participation Notes, due 2010 (the “Original Notes”), issued by, but without recourse to the Issuer, for the sole purpose of funding a loan to PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK” (formerly known as Close Joint-Stock Company “First Ukrainian International bank”) (the “Borrower”) pursuant to a loan agreement dated 8 February 2007 (the “Original Loan Agreement”). The Original Notes were constituted by a trust deed dated 14 February 2007 between the Issuer and the Trustee (the “Original Trust Deed”) and the subject of an agency agreement dated 14 February 2007 between the Issuer, the Registrar, the Paying Agents and the Trustee (the “Original Agency Agreement”).

(B)	On 21 May 2007, the Issuer issued U.S.$125,000,000 in aggregate principal amount of further 9.750 per cent. Loan Participation Notes due 2010 (the “Further Notes”), and together with the Original Notes, the “Notes”), issued by, but without recourse to the Issuer, for the sole purpose of funding a further loan to the Borrower, pursuant to a supplemental loan agreement dated 16 May 2007 (the “First Supplemental Loan Agreement”). The Further Notes were constituted by the Original Trust Deed, as supplemented by a supplemental trust deed dated 21 May 2007 (the “First Supplemental Trust Deed”) and the subject of the Original Agency Agreement, as supplemented by a supplemental agency agreement dated 21 May 2007 between the Issuer, the Registrar, the Paying Agents and the Trustee (the “First Supplemental Agency Agreement”, and together with the Original Agency Agreement, the “Agency Agreement”).

(C)	The Notes constitute the obligations of the Issuer to account to the holders of the Notes for amounts equivalent to payments of principal, interest or, as the case may be, additional amounts (if any) actually received from the Borrower under the Loan Agreement less any amounts in respect of Reserved Rights (as defined in the Trust Deed).

(D)	On 21 December 2009, the Issuer, at the request of the Borrower, agreed to give effect to amendments relating to the repayment date, rate of interest, frequency of payment of interest, partial repayment, permitted security interests, capital investment and to reflect the change of name of the Borrower under the Loan Agreement by entering into a supplemental loan agreement dated 15 December 2009 (the “Second Supplemental Loan Agreement”), and the holders of the Notes authorised the Trustee and the Issuer to make the relevant necessary amendments to the Trust Deed pursuant to a supplemental trust deed dated 21 December 2009 (the “Second Supplemental Trust Deed”).

(E)	On 11 November 2010, the Issuer, at the request of the Borrower, agreed to amend the partial repayment clause, permit a reorganisation of the Borrower and change provisions relating to the maintenance of capital adequacy and capital investment under the Loan by entering into a supplemental loan agreement dated 11 November 2010 (the “Third Supplemental Loan Agreement” and, the Original Loan Agreement as supplemented by the First Supplemental Loan Agreement, Second Supplemental Loan Agreement and Third Supplemental Loan Agreement, the “Loan Agreement”), and the holders of the Notes authorised the Trustee and the Issuer to make the relevant necessary amendments to the Trust Deed pursuant to a supplemental trust deed dated 11 November 2010 (the “Third Supplemental Trust Deed”, and, the Original Trust Deed as supplemented by the First Supplemental Trust Deed, the Second Supplemental Trust Deed and the Third Supplemental Trust Deed, the “Trust Deed”).

(F)	Pursuant to an extraordinary resolution passed by the Noteholders on 2014 (the “Extraordinary Resolution”), the Noteholders have sanctioned certain amendments to the terms and conditions of the Notes and the Loan Agreement, including the substitution, in place of the Issuer, of the New Issuer as issuer of the Notes, lender under the Loan and obligor under the Trust Deed and the Agency Agreement and the holders of the Notes have authorised the Trustee and the Issuer to make the necessary amendments to the Agency Agreement pursuant to this second supplemental agency agreement (the “Second Supplemental Agency Agreement”). As of the date of this Second Supplemental Agency Agreement, the amendments to the Loan Agreement effected by the fourth supplemental loan agreement dated 2014 between the Issuer, the New Issuer and the Borrower (the “Fourth Supplemental Loan Agreement”) have been executed and registered with the National Bank of Ukraine and will become effective on the date of execution and delivery of the fourth supplemental trust deed between the Issuer, the New Issuer and the Trustee (the “Effective Date”) to be dated the date of this Second Supplemental Agency Agreement.

(G)	This Second Supplemental Agency Agreement is supplemental to, and should be read in conjunction with, the Agency Agreement.

1	Definitions and Interpretation

Terms defined in the Agency Agreement shall, unless otherwise defined in this Second Supplemental Agency Agreement or the context requires otherwise, bear the same meanings in this Second Supplemental Agency Agreement. The rules of interpretation set out in the Agency Agreement shall apply to this Second Supplemental Agency Agreement.

2	Principles of Interpretation

In this Second Supplemental Agency Agreement references to a Schedule or a Clause or sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause or sub-clause, paragraph or sub-paragraph of this Second Supplemental Agency Agreement respectively.

3	Headings

The headings and sub-headings are for ease of reference only and shall not affect the construction of this Second Supplemental Agency Agreement.

4	Amendments

With effect from the Effective Date of this Second Supplemental Agency Agreement, the Agency Agreement shall be amended as follows:

4.1	Amended Definitions

Clause 1.1 of the Agency Agreement shall be amended as follows:

4.1.1	adding the following definitions:

“”Effective Date” means [date of the Fourth Supplemental Trust Deed] 2014;”

4.1.2	deleting the definition of “Account” and replacing it with the following definition:

“”Account” means the account with the account number [—] in the name of the Lender with The Bank of New York Mellon;”.

4.2	Amended Clauses

The following clauses of the Agency Agreement shall be amended as follows:

4.2.1	Clause 3.1 shall be deleted and replaced with the following:

“Global Note Certificate

On the Effective Date (a) the parties to this Agreement shall cause the existing Global Note Certificate and the Further Global Note Certificate executed by Standard Bank Plc to be removed from the Common Depositary and subsequently cancelled and destroyed by the Registrar pursuant to this Agreement, (b) the Issuer shall deliver the Global Note Certificate to the Registrar for authentication, and (c) the Registrar shall deliver the authenticated Global Note Certificate to the Common Depositary.”

4.2.2	Clause 7.1 shall be deleted and replaced with the following:

“Issuer to pay Principal Paying Agent

In order to provide for the payment of principal (including payments of the Early Partial Redemption Amount, the Late Partial Redemption Amount and the Amortisation Amount (each as defined in the Conditions)), interest and additional amounts, if any, in respect of the Notes as the same become due and payable, the Issuer shall, subject to the receipt of the relevant funds from the Borrower under the Loan Agreement, pay or cause to be paid to the Account on or before the date which is two Business Days before the day on which such payment becomes due under the Notes, an amount equal to the amount of principal, interest and/or (as the case may be) additional amounts, if any, falling due in respect of the Notes on such date.”

4.2.3	Clause 12.1(a) shall be deleted and replaced with the following:

“Green Finance Plc

6 St Andrew Street

London EC4A 3AE

United Kingdom

Attention: The Directors

Fax: +44 (0) 207 832 4900”

4.2.4	In Schedule 3, “(incorporated as a bank under the laws of England)” shall be deleted and replaced with “(incorporated with limited liability under the laws of England)”.

4.3	General Amendments

The following amendments shall be made to the Agency Agreement:

4.3.1	All references in the Agency Agreement to “Loan Participation Notes due 2010” shall be deleted and replaced with “Loan Participation Notes due 2018”;

4.3.2	All references in the Agency Agreement to “Standard Bank Plc” shall be deleted and replaced with “Green Finance Plc” reflecting the substitution of the New Issuer and making any corresponding changes;

4.3.3	All references in the Agency Agreement to “BNY Corporate Trustee Services Limited”, “The Bank of New York” and “The Bank of New York (Luxembourg) S.A.” shall be deleted and replaced with “BNY Mellon Corporate Trustee Services Limited”, “The Bank of New York Mellon” and “The Bank of New York Mellon (Luxembourg) S.A.”, respectively;

4.3.4	All references in the Agency Agreement to “SWX Swiss Stock Exchange” shall be deleted and replaced with references to “SIX Swiss Exchange”;

4.3.5	All references in the Agency Agreement to “Condition 5(c)” shall be replaced with references to “Condition 5(c)(1)”; and

4.3.6	All references in the Agency Agreement to minimum denominations of the Notes in Recital (D) and paragraphs 1 and 11 of Schedule 1 shall be changed from U.S.$100,000 to U.S.$85,000.

5	Substitution

5.1	Pursuant to the Extraordinary Resolution, the Noteholders have sanctioned the substitution, in place of the Issuer, of the New Issuer as issuer of the Notes, lender under the Loan Agreement and obligor under the Trust Deed and the Agency Agreement from and including the Effective Date.

5.2	The parties to this Second Supplemental Agency Agreement hereby agree that, with effect from and including the Effective Date:

5.2.1	the New Issuer shall be bound by the terms of the Agency Agreement as the issuer in place of the Issuer and shall acquire and assume all of the rights and, subject to Clause 5.2.2 below, the obligations of the Issuer under or in connection therewith; and

5.2.2	The Issuer shall be and is hereby released and discharged from all of its rights and obligations under or in connection with the Agency Agreement (excluding any liabilities of or claims against the Issuer arising or incurred prior to the Effective Date for which the Issuer shall remain liable).

6	Status of the Agency Agreement

Save for the amendments to the Agency Agreement effected by this Second Supplemental Agency Agreement, all terms and conditions of the Agency Agreement shall remain in full force and effect and the Agency Agreement with effect from the Effective Date shall be read and construed as one document with this Second Supplemental Agency Agreement.

7	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Second Supplemental Agency Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 (the “Act”) to enforce any term of this Second Supplemental Agency Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

8	Law and Jurisdiction

This Second Supplemental Agency Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. The provisions of Clause 13 (Law and jurisdiction) of the Original Agency Agreement shall apply to this Second Supplemental Agency Agreement as if the same were repeated in full mutatis mutandis.

9	Single Agreement

This Second Supplemental Agency Agreement shall be read as one with the Agency Agreement so that all references in the Agency Agreement to “this Agreement” are deemed to refer also to this Second Supplemental Agency Agreement, provided always that in the event of any inconsistency between the Agency Agreement and this Second Supplemental Agency Agreement, the provisions of this Second Supplemental Agency Agreement shall override inconsistent provisions of the Agency Agreement.

10	Counterparts

This Second Supplemental Agency Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Any party may enter into this Second Supplemental Agency Agreement by executing any such counterpart.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

STANDARD BANK PLC

By:

By:

GREEN FINANCE PLC

By:

THE BANK OF NEW YORK MELLON

By:

ZURICH CANTONALBANK

By:

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

By:

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

By: